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                                                                      EXHIBIT 21


                          MARKWEST HYDROCARBON,  INC.
                             LIST OF SUBSIDIARIES



                   NAME OF SUBSIDIARY                            TYPE OF ENTITY                        RELATIONSHIP
       -------------------------------------------  ----------------------------------------  ------------------------------

1)     MarkWest Michigan, Inc.                      Colorado Corporation                      Wholly-owned subsidiary

2)     West Shore Processing Company LLC            Michigan Limited Liability Company        Wholly-owned subsidiary

3)     Basin Pipeline LLC                           Michigan Limited Liability Company        Wholly-owned subsidiary

4)     MarkWest Resources, Inc.                     Colorado Corporation                      Wholly-owned subsidiary

5)     155 Inverness, Inc.                          Colorado Corporation                      Wholly-owned subsidiary